PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (the "Agreement") is made and entered into as of the 11th day of April, 2005, by and between the following:

EPIC FINANCIAL CORPORATION, a Nevada corporation ("Epic"); and

those persons identified on the signature page hereof (collectively, the "Sellers").

W I T N E S S E T H

WHEREAS, subject to the terms and conditions of this Agreement, Epic and Sellers desire for Epic to purchase from Sellers and for Sellers to sell to Epic all of the issued and outstanding capital stock of ASAP Marketing Corporation, a Nevada corporation (the "ASAP Stock" and "ASAP", respectively); and

WHEREAS, the Board of Directors of Epic deems it desirable and in the best interests of Epic and its stockholders that Epic purchase the ASAP Stock in consideration of (i) the issuance by Epic in favor of Sellers an aggregate of Sixteen Million Five Hundred Thirty-nine Thousand (16,539,000) restricted shares of Epic Common Stock (the "Initial Epic Shares"); (ii) the payment by Epic to Sellers, during the five years following the closing of this transaction, of certain cash payments (the "Contingent Cash Consideration"), as further defined in and in accordance with the terms and conditions of Paragraph 2.1(c), below; and (iii) the issuance by Epic in favor of Sellers, during the five years following the closing of this transaction, of a maximum aggregate of Seventy-three Million (73,000,000) restricted shares of Epic Common Stock (the "Contingent Epic Shares"), as further defined in and in accordance with the terms and conditions of Paragraph 2.1(d), below; and

WHEREAS, the Sellers deem it desirable and in the best interests of the Sellers that the Sellers sell the ASAP Stock to Epic; and

WHEREAS, Epic and the Sellers desire to provide for certain undertakings, conditions, representations, warranties, and covenants in connection with the transactions contemplated by this Agreement; and

WHEREAS, the Sellers and the Board of Directors of Epic have approved and adopted this Agreement, subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto do hereby agree as follows:

SECTION 1

DEFINITIONS

1.1            "Agreement," "Contingent Cash Consideration", "Contingent Epic Shares", "Epic", "Initial Epic Shares", and "Sellers", respectively, shall have the meanings defined in the foregoing preamble and recitals to this Agreement.

1.2            "Closing Date" shall mean 10:00 a.m., local time, on April 15, 2005, at Irvine, California, the date on which the parties hereto shall close the transactions contemplated herein; provided that the parties can change the Closing Date and place of Closing to such other time and place as the parties shall mutually agree, in writing.   As of the Closing Date, all Exhibits to this Agreement shall be complete and attached to this Agreement.

1.3        " Net Profits" shall mean the "net profits before taxes" (as defined by U.S. GAAP), of ASAP, from and after the Closing Date.

SECTION 2

AGREEMENT FOR PURCHASE AND SALE OF ASAP STOCK

2. 1             Substantive Terms of the Purchase and Sale of the ASAP Stock.

(a)                Sellers shall sell and deliver to Epic one hundred percent (100%) of the issued and outstanding common stock of ASAP in a form enabling Epic, then and there, to become the record and beneficial owner of said common stock, consisting of One Million (1,000,000) shares which represent all of the issued and outstanding common stock of ASAP.

(b)                Epic shall sell and deliver to Sellers, in the percentages set forth after their respective signatures to this Agreement, the Initial Epic Shares, consisting of an aggregate of Sixteen Million Five Hundred Thirty-nine Thousand (16,539,000) restricted shares of Common Stock of Epic.  The Initial Epic Shares shall be deemed to be valued at $0.06 per share for a cumulative valuation of nine hundred ninety-two thousand three hundred forty dollars ($992,340).

(c)            As additional, contingent consideration due to the Sellers, the Sellers shall be entitled to receive the Contingent Cash Consideration during the five years following the Closing Date.  During the sixty (60) months following the closing of the proposed transaction (and payable on the 20th day of each subsequent month), Epic shall tender such Contingent Cash Consideration to the Sellers in the percentages set forth after their respective signatures to this Agreement.  The Contingent Cash Consideration shall be an amount equivalent to forty-nine percent (49%) of the Net Profits of ASAP and shall be calculated utilizing the unaudited financial statements of ASAP for the relevant month; however, not later than 90 days following the end of each of ASAP's relevant fiscal years, such calculations and payments shall be subject to adjustment based upon the audited financial statements for ASAP for such relevant fiscal years.

(d)            As further additional, contingent consideration due to the Sellers, the Sellers shall be entitled to receive the Contingent Epic Shares during the five years following the Closing Date.  Subject to the limitations contained herein and to the final sentence of this subsection, Epic shall issue and deliver to the Sellers, in the percentages set forth after their respective signatures to this Agreement, the Contingent Epic Shares, based upon the following vesting schedule:  For each and every five hundred thousand dollars ($500,000) of Net Profits of ASAP, after any deductions for payments to the Sellers of Contingent Cash Consideration, as described in the foregoing paragraph, commencing as of the Closing Date, seven million three hundred thousand (7,300,000) shares of the Contingent Epic Shares shall be deemed vested and shall be issued and delivered to the Sellers as soon as practicable.  The number of such Contingent Epic Shares shall not be pro-rated in the event than less than five hundred thousand dollars ($500,000) of Net Profits has been generated during such five-year term.  The vesting of the Contingent Epic Shares and the obligation of Epic to issue and deliver same shall be calculated utilizing the unaudited financial statements of ASAP during such five-year term based upon the unaudited financial statements of ASAP and shall be subject to adjustment based upon the audited financial statements of ASAP following the end of each relevant fiscal year during such five-year term.  The Contingent Epic Shares shall be deemed to be valued at $0.06 per share for a maximum cumulative valuation of four million three hundred eighty thousand dollars ($4,380,000).  Any Contingent Epic Shares not earned in such five-year term shall not be deemed earned and shall not be issued or deliverable.

(e)            The Initial Epic Shares and the Contingent Epic Shares, when issued, shall be issued pursuant to an exemption from registration under the Securities Act of 1933 (the "1933 Act") and from registration under any and applicable state securities laws.  The certificates representing the Initial Epic Shares and the Contingent Epic Shares shall bear the restrictive legend set forth in Rule 144 of the Rules and Regulations of the 1933 Act and any appropriate legend required under applicable state securities laws.

SECTION 3

REPRESENTATIONS AND WARRANTIES OF EPIC

Epic, in order to induce Sellers to execute this Agreement and to consummate the transactions contemplated herein, represents and warrants to Sellers as follows:

3.1             Organization and Qualification.   Epic is a corporation duly organized, validly existing, and in good standing under the laws of Nevada, with all requisite power and authority to own its property and to carry on its business as it is now being conducted.   Epic is duly qualified as a foreign corporation and in good standing in each jurisdiction where the ownership, lease, or operation of property or the conduct of business requires such qualification, except where the failure to be in good standing or so qualified would not have a material, adverse effect on the financial condition or business of Epic.

3.2             Ownership of Epic.   Epic is authorized to issue two classes of stock of up to 500,000,000 common shares, $0.001 par value per share, of which 19,474,722   are currently issued and outstanding, and of up to 5,000,000 preferred shares, $0.001 par value per share, of which (a) 1,000,000 shares have been designated as Series A Convertible Preferred Stock none of which are issued and outstanding, (b) 1,000,000 shares have been designated as Series B Convertible Preferred Stock, of which 120,000 shares are issued and outstanding and (c) 3,000,000 shares which will be designated as Series C Convertible Preferred Stock, of which 1,505,600 are presently issued and outstanding.

3.3             Authorization and Validity.   Epic has the requisite power and is duly authorized to execute and deliver and to carry out the terms of this Agreement.   The board of directors and stockholders, if stockholder approval is required, of Epic have taken all action required by law, its Articles of Incorporation and Bylaws, or otherwise to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, subject to the satisfaction or waiver of the conditions precedent set forth in Section 8 of this Agreement.   Assuming this Agreement has been approved by all actions necessary on the part of Sellers, this Agreement is a valid and binding agreement of Epic.

3.4             No Defaults.   Epic is not in default under or in violation of any provision of its Articles of Incorporation or Bylaws.   Epic is not in violation of any statute, law, ordinance, order, judgment, rule, regulation, permit, franchise, or other approval or authorization of any court or governmental agency or body having jurisdiction over it or any of its properties which, if enforced, would have a material, adverse effect on the financial condition or business of Epic.   Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated herein, will conflict with or result in a breach of or constitute a default under any of the foregoing or result in the creation of any lien, mortgage, pledge, charge, or encumbrance upon any asset of Epic and no consents or waivers thereunder are required to be obtained in connection therewith in order to consummate the transactions contemplated by this Agreement.

3.5             SEC Documents; Financial Statements.   As of the Closing Date, Epic had filed all reports, schedules, forms, statements, and other documents required to be filed by it with the Securities and Exchange Commission ("SEC") pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC Documents").   As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.   As of their respective dates, the financial statements of Epic included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.   Such financial statements were prepared in substantial accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of Epic as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).   No other information provided by or on behalf of Epic to Sellers, which was not included in the SEC Documents, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.   Neither Epic nor any of its officers, directors, employees, or agents have provided Sellers with any material, nonpublic information.

3.6             Absence of Certain Changes.   Since the most recent filing by Epic with the SEC, there has been no material adverse change and no material adverse development in the business, properties, operations, financial condition, results of operations, or prospects of Epic.   Epic has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does Epic have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings.

3.7            Litigation.   Except as disclosed in Schedule 3.7, there are (i) no actions, suits, proceedings, orders, investigations, or claims pending or, to the knowledge of Epic threatened against or affecting Epic at law or in equity, or before or by any governmental department, commission, board, bureau, agency, or instrumentality, which, if adversely determined, would materially and adversely affect the financial condition of Epic, or which seek to prohibit, restrict, or delay the consummation of the transactions contemplated hereby and (ii) Epic is not operating under or subject to, or in default with respect to, any order, writ, injunction, or decree of any court or federal, state, municipal, or other governmental department, commission, board, agency, or instrumentality.

3.8             Documents.   The copies of all agreements and other instruments that have been delivered by Epic to Sellers are true, correct, and complete copies of such agreements and instruments and include all amendments thereto.

3.9             Disclosure.   The representations and warranties made by Epic herein and in any schedule, statement, certificate, or document furnished or to be furnished by Epic to Sellers pursuant to the provisions hereof or in connection with the transactions contemplated hereby, taken as a whole, do not and will not as of their respective dates contain any untrue statements of a material fact, or omit to state a material fact necessary to make the statements made not misleading.

SECTION 4

REPRESENTATIONS AND WARRANTIES OF ASAP

Sellers, in order to induce Epic to execute this Agreement and to consummate the transactions contemplated herein, represent and warrant to Epic as follows, to extent of each of their respective knowledge:

4.1             Organization and Qualification.   ASAP is a corporation duly organized, validly existing, and in good standing under the laws of the state of Nevada with all requisite power and authority to own its property and assets and to carry on its business as it is now being conducted and is qualified as a foreign corporation and is in good standing in each jurisdiction where the ownership, lease, or operation of property or the conduct of its business requires such qualification except where the failure to be in good standing or so qualified would not have a material, adverse effect on the financial condition and business of ASAP.

4.2             Ownership of ASAP Stock.   The ASAP Stock, which is collectively owned by the Sellers, constitutes all of the issued and outstanding capital stock of ASAP and, as of the Closing Date, the Sellers will be able to deliver to Epic legal and equitable title to the ASAP Stock, free and clear of any encumbrances of any kind whatsoever.

4.3            Validity.   The Sellers have the requisite power to execute and deliver and to carry out the terms of this Agreement. Assuming this Agreement has been approved by all actions necessary on the part of Epic, this Agreement is a valid and binding agreement of the Sellers.

4.4            Conduct and Transactions of ASAP.   During its current fiscal year, ASAP conducted its operations in the ordinary course of business, consistent with past practice and used its best efforts to maintain and preserve its properties.

4.5             Union Agreements and Employment Agreements.   ASAP is not subject to any union agreement or any organized labor dispute concerning operation of the ASAP.   ASAP does not have any written or verbal employment agreements with any of employees concerning the operation of   ASAP, except as listed in Exhibit 4.5 hereto.

4.6             Contracts and Leases.   Except as listed in Exhibit 4.6 hereto, (i) ASAP is not a party to any written or oral leases, commitments, or any other material agreements concerning ASAP and (ii)   ASAP shall have paid or performed in all material respects all obligations required to be paid or performed by it to such date with respect to ASAP and will not be in default under any document, contract, agreement, lease, or other commitment to which it is a party.

4.7             Insurance.   All insurance policies against losses or damages or other risks which are in force for with respect to ASAP are described in Exhibit 4.7 hereto.

4.8             Liabilities.   ASAP does not have any material liabilities, liens, or any claims whatsoever assessable against it, except as listed in Exhibit 4.8 hereto.

4.9             Litigation.   Except as set forth in Exhibit 4.9, there are no actions, suits, proceedings, orders, investigations, or claims pending against or affecting ASAP at law or in equity or before or by any federal, state, municipal, or other governmental department, commission, board, agency, or instrumentality, domestic or foreign, nor has any such action, suit, proceeding, or investigation been pending or threatened in writing during the 12-month period preceding the date hereof, which, if adversely determined, would materially and adversely affect the financial condition of ASAP.   ASAP is not operating under or subject to, or in default with respect to, any order, writ, injunction, or decree of any court or federal, state, municipal, or other governmental department, commission, board, agency, or instrumentality.

4.10            Taxes.   At the Closing Date, all taxes assessable to ASAP which are then due shall have been paid in full.

4.11             Material Change.  Except as disclosed on Exhibit 4.11, there has been no material change in the condition, financial or otherwise, of ASAP, except changes occurring in the ordinary course of business, which changes have not materially, adversely affected their condition.

4.12            Documents.   The copies of all agreements and other instruments that have been delivered by Sellers to Epic are true, correct, and complete copies of such agreements and instruments and include all amendments thereto.

4.13             Disclosure.   The representations and warranties made by Sellers herein and in any schedule, statement, certificate, or document furnished or to be furnished by Sellers to Epic pursuant to the provisions hereof or in connection with the transactions contemplated hereby taken as a whole do not and will not as of their respective dates contain any untrue statements of a material fact, or omit to state a material fact necessary to make the statements made not misleading.

SECTION 5

INVESTIGATION; PRESS RELEASE

5.1            Investigation.   Subsequent to the execution of this Agreement of, Epic will complete its own independent investigation of ASAP to confirm, among other things, the assets, liabilities, title, liens, operability, and status of business of the ASAP.  In the event that this Agreement is terminated for any reason, Epic will return to Sellers and/or ASAP all documents, work papers, and other materials and all copies thereof obtained by Epic, or on its behalf, from Sellers and/or ASAP, whether obtained before or after the execution hereof, will not use, directly or indirectly, any confidential information obtained from Sellers and/or ASAP hereunder or in connection herewith, and will keep all such information confidential and not used in any way detrimental to ASAP except to the extent the same is publicly disclosed by Sellers and/or ASAP.

                Sellers acknowledges that they have made an investigation of Epic, which has included, among other things, the opportunity of discussions with executive officers of Epic, and its accountants, investment bankers, and counsel.  In the event of termination of this Agreement for any reason, Sellers will deliver to Epic all documents, work papers, and other materials and all copies thereof obtained by it, or on its behalf, from Epic, whether obtained before or after the execution hereof and will not use, directly or indirectly, any confidential information obtained from Epic hereunder or in connection herewith, and will keep all such information confidential and not used in any way detrimental to Epic, except to the extent the same is publicly disclosed by Epic.

5.2               Press Release.   Epic and Sellers shall agree with each other as to the form and substance of any press releases and the filing of any documents with any federal or state agency related to this Agreement and the transactions contemplated hereby and shall consult with each other as to the form and substance of other public disclosures related thereto; provided, however, that nothing contained herein shall prohibit either party from making any disclosure that her or its counsel deems necessary.

SECTION 6

BROKERAGE; OTHER COSTS

6.1             Brokers and Finders.   Neither Epic nor Sellers, nor any of their respective officers, directors, employees, or agents, has employed any broker, finder, or financial advisor or incurred any liability for any fee or commissions in connection with initiating the transactions contemplated herein.   Each party hereto agrees to indemnify and hold the other party harmless against or in respect of any commissions, finder's fees, or brokerage fees incurred or alleged to have been incurred with respect to initiating the transactions contemplated herein as a result of any action of the indemnifying party.

6.2               Other Costs.             The parties agree that each party shall bear its own expenses incurred with in connection with this Agreement and the transaction provided for herein, including, but not limited to, fees of attorneys, accountants and other fees.

SECTION 7

CLOSING AGREEMENTS; POST-CLOSING AGREEMENTS

7.1             Closing Agreements.   On the Closing Date, the following activities shall occur, the following agreements shall be executed and delivered, and the respective parties thereto shall have performed all acts that are required by the terms of such activities and agreements to have been performed simultaneously with the execution and delivery thereof as of the Closing Date:

(a)            Sellers shall have executed and delivered documents to Epic sufficient then and there to transfer legal and equitable title to the ASAP Stock to Epic; and

(b)               Epic shall have delivered to Sellers, in the percentages set forth after their respective signatures to this Agreement, the Initial Epic Shares, consisting of an aggregate of Sixteen Million Five Hundred Thirty-nine Thousand (16,539,000) shares of Epic Common Stock in certificate denominations and title as requested by Sellers.

7.2             Post-Closing Agreements.   Subsequent to the Closing Date, the following activities shall occur:

(a)            EPIC shall tender the Contingent Cash Consideration to the Sellers, in the percentages set forth after their respective signatures to this Agreement,  at the times and in the amounts specified in Section 2.1(c), above; and

(b)            EPIC shall issue and deliver the Contingent Epic Shares to the Sellers, in the percentages set forth after their respective signatures to this Agreement, at the times and in the amounts specified in Section 2.1(d), above.

SECTION 8

CONDITIONS PRECEDENT TO EPIC'S OBLIGATIONS TO CLOSE

                  The obligations of Epic to consummate this Agreement are subject to satisfaction on or prior to the Closing Date of the following conditions:

8.1             Representations and Warranties.   The representations and warranties of Sellers contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, and Sellers shall have performed in all material respects all of its obligations hereunder theretofore to be performed.

8.2             Other.   The joint conditions precedent in Section 10 hereof shall have been satisfied and all documents required for Closing shall be acceptable to Counsel for Epic.

SECTION 9

CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS TO CLOSE

                   The obligation of Sellers to consummate this Agreement is subject to the satisfaction on or prior to the Closing Date of the following conditions:

9.1            Representations and Warranties.   The representations and warranties of Epic contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, and Epic shall have performed in all material respects all of its obligations hereunder theretofore to be performed.

9.2            Other.   The joint conditions precedent in Section 10 hereof shall have been satisfied.

SECTION 10

JOINT CONDITIONS PRECEDENT

                    The obligations of Epic and Sellers to consummate this Agreement shall be subject to satisfaction or waiver in writing by all parties of each and all of the following additional conditions precedent at or prior to the Closing Date:

10.1            Other Agreements.  All of the agreements contemplated by Section 7.1 of this Agreement shall have been executed and delivered, and all acts required to be performed thereunder as of the Closing Date shall have been duly performed, including, without limitation, completion of all exhibits to this Agreement.

10.2             Absence of Litigation.   At the Closing Date, there shall be no action, suit, or proceeding pending or threatened against any of the parties hereto by any person, governmental agency, or subdivision thereof, nor shall there be pending or threatened any action in any court or administrative tribunal, which would have the effect of inhibiting the consummation of the transactions contemplated herein.

SECTION 11

CONFIDENTIALITY

11.1            Epic acknowledges that its directors, executive officers, employees, consultants, and affiliates have, and will, acquire information and materials from Sellers and/or ASAP concerning knowledge about the technology, business, products, strategies, customers, clients and suppliers of ASAP and that all such information, materials and knowledge acquired, are and will be trade secrets and confidential and proprietary information of ASAP, such acquired information, materials, and knowledge are hereinafter referred to as "Confidential Information."   Epic, itself, and behalf of its directors, executive officers, employees, consultants, and affiliates, covenant to hold such Confidential Information in strict confidence, not to disclose it to others or use it in any way, commercially or otherwise, except in connection with the transactions contemplated by this Agreement and not to allow any unauthorized person access to such Confidential Information.   Similarly, Sellers acknowledge and they and ASAP's directors, executive officers, employees, consultants, and affiliates have, and will, acquire information and materials from Epic concerning knowledge about the technology, business, products, strategies, customers, clients and suppliers of Epic and that all such information, materials and knowledge acquired, are and will be trade secrets and confidential and proprietary information of Epic.   Sellers, themselves, and on behalf of ASAP's directors, executive officers, employees, consultants, and affiliates, covenant to hold such Confidential Information in strict confidence, not to disclose it to others or use it in any way, commercially or otherwise, except in connection with the transactions contemplated by this Agreement and not to allow any unauthorized person access to such Confidential Information

11.2            Until Closing, the Confidential Information disclosed by the one party to the other shall remain the property of the disclosing party.

11.3             Epic and Sellers, and their respective directors, executive officers, employees, consultants, and affiliates, of Epic and ASAP shall maintain in secrecy all Confidential Information disclosed to them by the party other using not less than reasonable care. Epic and Sellers, and the respective directors, executive officers, employees, consultants, and affiliates of Epic and ASAP shall not use or disclose in any manner to any third party any Confidential Information without the express written consent of the chief executive officer of the other party unless or until the Confidential Information is:

(a)            publicly available or otherwise in the public domain; or

(b)            rightfully obtained by any third party without restriction; or

(c)            disclosed by the other party without restriction pursuant to judicial action, or government regulations or other requirements.

11.4            The obligations of under Sections 11.1, 11.2, and 11.3 of this Agreement shall expire one year from the date hereof.

SECTION 12

CONDITIONS SUBSEQUENT

12.1           Audit.   The parties acknowledge that pursuant to the rules and regulations of the SEC, an audit of the financial statements of ASAP (the "ASAP Audit") must be completed by an auditor acceptable to Epic and filed with the SEC within seventy-five (75) days following the Closing.   It is agreed that Sellers and/or ASAP will cooperate and provide all needed information to complete the ASAP Audit.

SECTION 13

TERMINATION AND WAIVER

13.1            Termination.   This Agreement may be terminated and abandoned on or before the Closing Date by:

(a)            the mutual consent in writing of the parties hereto;

(b)            Epic, if the conditions precedent in Sections 8 and 10 of this Agreement have not been satisfied or waived by the Closing Date; and

(c)            Sellers, if the conditions precedent in Sections 9 and 10 of this Agreement have not been satisfied or waived by the Closing Date.

                    If this Agreement is terminated pursuant to Section 13.1, the parties hereto shall not have any further obligations under this Agreement, and each party shall bear all costs and expenses incurred by it.

SECTION 14

NATURE AND SURVIVAL OF REPRESENTATIONS, ETC.

14.1             Nature and Survival.   All statements contained in any certificate or other instrument delivered by or on behalf of Epic or Sellers pursuant to this Agreement or in connection with the transactions contemplated hereby shall be deemed representations and warranties by such party.   All representations and warranties and agreements made by Epic or Sellers in this Agreement or pursuant hereto shall survive the Closing Date hereunder until the expiration of one (1) year following the Closing Date.

SECTION 15

MISCELLANEOUS

15.1             Notices.  Any notices or other communications required or permitted hereunder shall be sufficiently given if written and delivered in person or sent by registered mail, postage prepaid, addressed as follows:

to ASAP:         ASAP Marketing Corporation

                        Attention:  Rodney Ray

                        7545 No. Del Mar Avenue

                        Suite 102

                        Fresno, California 93711

to Epic:             Epic Financial Corporation

                        Attention: Gary P. Garabedian

                        7545 No. Del Mar Avenue

                        Suite 102

                        Fresno, California 93711

or such other address as shall be furnished in writing by the appropriate person, and any such notice or communication shall be deemed to have been given as of the date so mailed.

15.2             Time of the Essence.   Time shall be of the essence of this Agreement.

15.3            Costs.   Each party will bear the costs and expenses incurred by it in connection with this Agreement and the transactions contemplated hereby.

15.4             Entire Agreement and Amendment.   This Agreement, all Exhibits hereto, and documents delivered at the Closing Date hereunder contain the entire agreement between the parties hereto with respect to the transactions contemplated by this Agreement and supersedes all other agreements, written or oral, with respect thereto.  This Agreement may be amended or modified in whole or in part, and any rights hereunder may be waived, only by an agreement in writing, duly and validly executed in the same manner as this Agreement or by the party against whom the waiver would be asserted.   The waiver of any right hereunder shall be effective only with respect to the matter specifically waived and shall not act as a continuing waiver unless it so states by its terms.

15.5             Counterparts.   This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party.

15.6             Governing Law.   This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of California.

15.7            Attorneys' Fees and Costs.   In the event any party to this Agreement shall be required to initiate legal proceedings to enforce performance of any term or condition of this Agreement, including, but not limited to, the interpretation of any term or provision hereof, the payment of moneys or the enjoining of any action prohibited hereunder, the prevailing party shall be entitled to recover such sums, in addition to any other damages or compensation received, as will reimburse the prevailing party for reasonable attorneys' fees and court costs incurred on account thereof (including, without limitation, the costs of any appeal) notwithstanding the nature of the claim or cause of action asserted by the prevailing party.

15.8             Successors and Assigns.   This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, personal representatives, successors, and assigns, as the case may be.

15.9            Captions.   The captions appearing in this Agreement are inserted for convenience of reference only and shall not affect the interpretation of this Agreement.

[SIGNATURE PAGE FOLLOWS]

                    IN WITNESS WHEREOF, the parties hereto have executed this Purchase Agreement as of the day and year first above written.

EPIC FINANCIAL CORPORATION

a Nevada corporation

By:      ________________________

            Gary P. Garabedian, Secretary

__________________________                   ________________________________ 15% (jointly)

Randy McDowell                                            Sandra G. McDowell

__________________________                   ________________________________ 5% (jointly)

Chester R. McDowell                                            Betty McDowell

__________________________                   ________________________________ 5% (jointly)

William Simas                                                   Kim Simas

__________________________ 5%

Paul Morgun

__________________________15%

Darold Ray

__________________________50%

Rodney R. Ray

Jakal Diversified

By: __________________________ 5%

      __________________________

      (name/title)